CALVIN KLEIN, INC. CEO OUTLINES STRATEGIC CHANGES TO THE BRAND AND ORGANIZATION New York, NY – January 10, 2019 – Steve Shiffman, chief executive officer of Calvin Klein, Inc., a wholly owned subsidiary of PVH Corp. (NYSE: PVH), today unveiled a series of strategic changes to the company in response to the rapidly evolving fashion and retail landscape. “CALVIN KLEIN has long been driven by its ability to balance art and commerce in a culturally relevant way – one that has often defied the status quo. Our industry is witnessing a historic transformation in consumer behavior which presents a significant growth opportunity as we look to grow the brand to $12 billion in global retail sales over the next few years. Now more than ever, we must double down on meeting consumer demands by creating culturally relevant products and experiences that engage communities by pushing fashion and culture forward,” said Shiffman. The brand’s strategy includes three key initiatives:  The brand is relaunching the CALVIN KLEIN 205W39NYC business under a new name, design approach and creative direction. The new business will focus on connecting directly to all of the other CALVIN KLEIN brands and amplifying each category with unique products and aspirational experiences. The relaunched business will be designed to evolve the traditional luxury fashion model by connecting with a diverse range of communities, offering an unexpected mix of influences and moving at an accelerated pace. As a result of Calvin Klein, Inc.’s ongoing assessment of its omnichannel strategy, the 654 Madison Avenue store will be closing in spring 2019. The company is evaluating options for future retail locations, and will also be unveiling new consumer experiences both online and offline.  The Calvin Klein, Inc. leadership team has adopted a digital-first approach and introduced a newly formed “Consumer Marketing Organization (CMO).” The CMO is evolving to accommodate the rapidly changing demands of today’s consumers, with highly specialized teams focused on new areas including Consumer Engagement and Shopper Experience.  The business will be streamlining its North America division to become a more effective organization, including consolidation of operations for the men’s Calvin Klein Sportswear and Calvin Klein Jeans business as a means of further strengthening the brand’s positioning. The Calvin Klein retail and ecommerce teams will be integrated to create an omnichannel approach mirroring how consumers browse, shop and purchase today. “These strategic initiatives will enable us to run a more modern, dynamic and effective business, as well as allow us to reinvest in the brand,” said Shiffman.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made in this release, including, without limitation, statements relating to the future plans, strategies, objectives, expectations and intentions of PVH Corp. and its subsidiaries (collectively, “PVH”) are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including (i) PVH’s plans, strategies, objectives, expectations and intentions are subject to change at any time at its discretion; and (ii) other risks and uncertainties indicated from time to time in PVH’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise. About Calvin Klein, Inc.: CALVIN KLEIN is a global lifestyle brand that exemplifies bold, progressive ideals and a seductive, and often minimal, aesthetic. We seek to thrill and inspire our audience while using provocative imagery and striking designs to ignite the senses. Founded in 1968 by Calvin Klein and his business partner Barry Schwartz, we have built our reputation as a leader in American fashion through our clean aesthetic and innovative designs. Global retail sales of CALVIN KLEIN brand products exceeded $9 billion in 2017 and were distributed in over 110 countries. Calvin Klein employs over 10,000 associates globally. We were acquired by PVH Corp. in 2003. # # #